EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the joint Registration Statement No. 333-278428 on Form S-3 of Vornado Realty Trust and Vornado Realty L.P. of our reports dated February 10, 2025, relating to the financial statements of Vornado Realty L.P. and the effectiveness of Vornado Realty L. P.’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ DELOITTE & TOUCHE LLP

New York, New York
February 10, 2025